EXHIBIT 99.1

McGrath RentCorp Announces Results for Second Quarter 2020

LIVERMORE, Calif., July 29, 2020 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended June 30, 2020 of $137.7 million, an increase of 8%, compared to the second quarter of 2019.  The Company reported net income of $22.5 million, or $0.92 per diluted share, for the second quarter of 2020, compared to net income of $19.5 million, or $0.79 per diluted share, for the second quarter of 2019.

SECOND QUARTER 2020 COMPANY HIGHLIGHTS:

  Income from operations increased 12% year-over-year to $32.7 million.
  Rental revenues decreased 3% year-over-year to $85.6 million.
  Adjusted EBITDA1 increased 11% year-over-year to $58.1 million.
  Dividend rate increased 12% year-over-year to $0.42 per share for the second quarter of 2020.  On an annualized basis, this dividend represents a 3.0% yield on the July 28, 2020 close price of $55.36 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“During the second quarter, we were pleased that we successfully navigated an uncertain economic environment due to the COVID-19 pandemic while delivering an Adjusted EBITDA increase of 11%.  Across the business, our teams adapted to new and challenging requirements to operate safely while serving our customers.  The teams across the Company did impressive work in the quarter and we were able to deliver solid results despite unusually challenging market conditions.

For the second quarter, rental revenue growth of 4% at Mobile Modular and 2% at TRS-RenTelco was offset by a decline at Adler of 27%, resulting in an overall 3% decrease for the Company.  We realized strong sales in the quarter at Mobile Modular and our classroom manufacturer Enviroplex, which accounted for the overall Company growth in gross profit for the quarter compared to a year ago.  Even though some customer projects were halted at the start of the quarter due to the various statewide shelter in place orders, towards the middle of the quarter many projects resumed as customer sites gradually re-opened.

Looking forward to the second half of 2020, overall business conditions appear to have stabilized compared to April, however, we still face uncertainty as the pandemic remains an issue.  While we will continue to closely monitor evolving regional conditions, we are very well positioned to provide rental solutions to our customers, which is what many are looking for in a more uncertain and capital constrained environment.  We made good progress through unprecedented economic disruption in the second quarter and we are hoping for conditions to improve slowly but steadily through the remainder of the year.”

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2020 to the quarter ended June 30, 2019 unless otherwise indicated.

MOBILE MODULAR

For the second quarter of 2020, the Company’s Mobile Modular division reported income from operations of $20.6 million, an increase of $4.3 million, or 26%.  Rental revenues increased 4% to $46.6 million, depreciation expense increased 5% to $5.7 million and other direct costs decreased 13% to $12.4 million, which resulted in an increase in gross profit on rental revenues of 14% to $28.5 million.  The rental revenue growth came from both commercial and education markets.  Rental related services revenues decreased 9% to $14.5 million, with associated gross profit decreasing 2% to $4.1 million.  Sales revenues more than doubled to $15.3 million, primarily due to higher new equipment sales with gross margin on sales decreasing to 29% from 37%, resulting in an 81% increase in gross profit on sales revenues to $4.5 million.  Selling and administrative expenses increased 8% to $16.9 million, primarily due to higher allocated corporate expenses.

TRS-RENTELCO

For the second quarter of 2020, the Company’s TRS-RenTelco division reported income from operations of $8.3 million, a decrease of $0.4 million, or 5%.  Rental revenues increased 2% to $26.0 million, depreciation expense increased 16% to $11.8 million and other direct costs decreased 11% to $3.6 million, which resulted in a 5% decrease in gross profit on rental revenues to $10.7 million.  The rental revenue growth was due to increased demand from the general purpose test equipment customers.  Sales revenues increased 11% to $5.9 million.  Gross margin on sales was 49% in 2020 compared to 51% in 2019, resulting in a 6% increase in gross profit on sales revenues to $2.9 million.  Selling and administrative expenses decreased 4% to $5.9 million, primarily due to lower marketing and administrative expenses.

ADLER TANKS

For the second quarter of 2020, the Company’s Adler Tanks division reported income from operations of $1.7 million, a decrease of $3.1 million, or 65%.  Rental revenues decreased 27% to $13.0 million, depreciation expense was flat at $4.1 million and other direct costs decreased 35% to $2.2 million, which resulted in a 36% decrease in gross profit on rental revenues to $6.7 million.  The rental revenue decrease was primarily due to COVID-19 related business disruptions and a decrease in the price of oil and gas, which contributed to weaker activities in multiple geographic and market segments.  Rental related services revenues decreased 31% to $5.3 million, with gross profit on rental related services decreasing 33% to $1.3 million.  Selling and administrative expenses decreased 19% to $6.4 million, primarily due to decreased allocated corporate expenses, lower marketing and administrative costs and decreased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

For the third quarter 2020, the Company expects:

  Total revenue: $140 million - $160 million
  Adjusted EBITDA1,2: $54 million - $64 million
  Gross rental equipment capital expenditures: $10 million to $15 million
1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.	Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of July 1, 2020, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 29, 2020 to discuss the second quarter 2020 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 8995217.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments about the Company being very well positioned to provide rental solutions to its customers which is what many are looking for in a more uncertain capital constrained environment and the Company hoping for conditions to improve slowly but steadily through the remainder of the year, as well as the statement regarding the third quarter of 2020 outlook in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic and its economic impact, the extent and length of the shelter-in and other restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K, Form 10-Q and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenues
Rental	$85,629	$88,105	$175,135	$170,801
Rental related services	20,475	24,467	44,986	45,922
Rental operations	106,104	112,572	220,121	216,723
Sales	30,669	13,707	45,035	30,532
Other	900	1,160	1,970	2,192
Total revenues	137,673	127,439	267,126	249,447
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,583	19,726	43,221	38,687
Rental related services	14,894	18,137	33,157	34,500
Other	18,165	21,741	37,618	41,474
Total direct costs of rental operations	54,642	59,604	113,996	114,661
Costs of sales	19,799	7,954	28,242	17,900
Total costs of revenues	74,441	67,558	142,238	132,561
Gross profit	63,232	59,881	124,888	116,886
Selling and administrative expenses	30,540	30,815	62,494	60,510
Income from operations	32,692	29,066	62,394	56,376
Other income (expense):
Interest expense	(2,184)	(3,138)	(4,836)	(6,246)
Foreign currency exchange gain (loss)	117	37	(319)	86
Income before provision for income taxes	30,625	25,965	57,239	50,216
Provision for income taxes	8,076	6,477	14,531	12,279
Net income	$22,549	$19,488	$42,708	$37,937
Earnings per share:
Basic	$0.93	$0.8	$1.76	$1.57
Diluted	$0.92	$0.79	$1.74	$1.54
Shares used in per share calculation:
Basic	24,121	24,246	24,207	24,221
Diluted	24,471	24,579	24,612	24,561
Cash dividends declared per share	$0.420	$0.375	$0.840	$0.750

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in thousands)	2020	2019
Assets
Cash	$694	$2,342
Accounts receivable, net of allowance for doubtful accounts of $2,200 in 2020 and $1,883 in 2019	125,940	128,099
Rental equipment, at cost:
Relocatable modular buildings	892,339	868,807
Electronic test equipment	337,987	335,343
Liquid and solid containment tanks and boxes	316,497	316,261
	1,546,823	1,520,411
Less accumulated depreciation	(577,142)	(552,911)
Rental equipment, net	969,681	967,500
Property, plant and equipment, net	133,610	131,047
Prepaid expenses and other assets	46,997	45,356
Intangible assets, net	7,223	7,334
Goodwill	28,197	28,197
Total assets	$1,312,342	$1,309,875
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$272,149	$293,431
Accounts payable and accrued liabilities	116,825	109,174
Deferred income	60,779	54,964
Deferred income taxes, net	218,753	218,270
Total liabilities	668,506	675,839
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,085 shares as of June 30, 2020 and 24,296 shares as of December 31, 2019	106,010	106,360
Retained earnings	537,775	527,746
Accumulated other comprehensive income (loss)	51	(70)
Total shareholders’ equity	643,836	634,036
Total liabilities and shareholders’ equity	$1,312,342	$1,309,875

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income	$42,708	$37,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,663	43,087
Provision for doubtful accounts	833	371
Share-based compensation	3,224	2,746
Gain on sale of used rental equipment	(9,602)	(9,168)
Foreign currency exchange loss (gain)	319	(86)
Amortization of debt issuance costs	5	5
Change in:
Accounts receivable	1,326	(373)
Prepaid expenses and other assets	(1,641)	(21,246)
Accounts payable and accrued liabilities	6,389	18,468
Deferred income	5,815	16,909
Deferred income taxes	483	3,337
Net cash provided by operating activities	97,522	91,987
Cash Flows from Investing Activities:
Purchases of rental equipment	(57,564)	(90,701)
Purchases of property, plant and equipment	(6,893)	(3,961)
Proceeds from sales of used rental equipment	21,921	18,280
Net cash used in investing activities	(42,536)	(76,382)
Cash Flows from Financing Activities:
Net (repayment) borrowing under bank lines of credit	(21,288)	3,309
Repurchase of common stock	(13,501)	—
Taxes paid related to net share settlement of stock awards	(2,340)	(1,563)
Payment of dividends	(19,526)	(17,337)
Net cash used in financing activities	(56,655)	(15,591)
Effect of foreign currency exchange rate changes on cash	21	(26)
Net decrease in cash	(1,648)	(12)
Cash balance, beginning of period	2,342	1,508
Cash balance, end of period	$694	$1,496
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$5,031	$6,210
Net income taxes paid, during the period	$2,153	$6,173
Dividends accrued during the period, not yet paid	$10,255	$9,163
Rental equipment acquisitions, not yet paid	$6,654	$8,930

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2020
(dollar amounts in thousands)	Mobile	TRS-	Adler	Enviroplex	Consolidated
	Modular	RenTelco	Tanks
Revenues
Rental	$46,628	$26,012	$12,989	$—	$85,629
Rental related services	14,463	670	5,342	—	20,475
Rental operations	61,091	26,682	18,331	—	106,104
Sales	15,316	5,922	232	9,199	30,669
Other	355	475	70	—	900
Total revenues	76,762	33,079	18,633	9,199	137,673

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,737	11,750	4,096	—	21,583
Rental related services	10,362	517	4,015	—	14,894
Other	12,376	3,562	2,227	—	18,165
Total direct costs of rental operations	28,475	15,829	10,338	—	54,642
Costs of sales	10,845	3,049	228	5,677	19,799
Total costs of revenues	39,320	18,878	10,566	5,677	74,441

Gross Profit
Rental	28,514	10,700	6,666	—	45,880
Rental related services	4,101	153	1,327	—	5,581
Rental operations	32,615	10,853	7,993	—	51,461
Sales	4,471	2,873	4	3,522	10,870
Other	356	475	70	—	901
Total gross profit	37,442	14,201	8,067	3,522	63,232
Selling and administrative expenses	16,857	5,875	6,353	1,455	30,540
Income from operations	$20,585	$8,326	$1,714	$2,067	32,692
Interest expense					(2,184)
Foreign currency exchange gain					117
Provision for income taxes					(8,076)
Net income					$22,549

Other Information
Average rental equipment [1]	$822,743	$338,919	$314,780
Average monthly total yield [2]	1.89%	2.56%	1.38%
Average utilization [3]	77.7%	63.9%	44.3%
Average monthly rental rate [4]	2.43%	4.00%	3.10%
  Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.
MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2019
(dollar amounts in thousands)	Mobile	TRS-	Adler	Enviroplex	Consolidated
	Modular	RenTelco	Tanks
Revenues
Rental	$44,737	$25,489	$17,879	$—	$88,105
Rental related services	15,901	854	7,712	—	24,467
Rental operations	60,638	26,343	25,591	—	112,572
Sales	6,725	5,317	593	1,072	13,707
Other	359	650	151	—	1,160
Total revenues	67,722	32,310	26,335	1,072	127,439

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,469	10,164	4,093	—	19,726
Rental related services	11,728	686	5,723	—	18,137
Other	14,282	4,018	3,441	—	21,741
Total direct costs of rental operations	31,479	14,868	13,257	—	59,604
Costs of sales	4,257	2,617	415	665	7,954
Total costs of revenues	35,736	17,485	13,672	665	67,558

Gross Profit
Rental	24,986	11,307	10,345	—	46,638
Rental related services	4,173	168	1,989	—	6,330
Rental operations	29,159	11,475	12,334	—	52,968
Sales	2,468	2,700	178	407	5,753
Other	359	650	151	—	1,160
Total gross profit	31,986	14,825	12,663	407	59,881
Selling and administrative expenses	15,677	6,093	7,814	1,231	30,815
Income (loss) from operations	$16,309	$8,732	$4,849	$(824)	29,066
Interest expense					(3,138)
Foreign currency exchange gain					37
Provision for income taxes					(6,477)
Net income					$19,488

Other Information
Average rental equipment [1]	$786,512	$297,379	$313,552
Average monthly total yield [2]	1.90%	2.86%	1.90%
Average utilization [3]	79.2%	67.2%	57.5%
Average monthly rental rate [4]	2.39%	4.25%	3.31%
  Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.
MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2020
(dollar amounts in thousands)	Mobile	TRS-	Adler	Enviroplex	Consolidated
	Modular	RenTelco	Tanks
Revenues
Rental	$94,038	$53,548	$27,549	$—	$175,135
Rental related services	32,607	1,496	10,883	—	44,986
Rental operations	126,645	55,044	38,432	—	220,121
Sales	22,572	11,031	730	10,702	45,035
Other	743	1,067	160	—	1,970
Total revenues	149,960	67,142	39,322	10,702	267,126

Costs and Expenses
Direct costs of rental operations:
Depreciation	11,406	23,582	8,233	—	43,221
Rental related services	23,712	1,163	8,282	—	33,157
Other	24,993	7,942	4,683	—	37,618
Total direct costs of rental operations	60,111	32,687	21,198	—	113,996
Costs of sales	15,548	5,497	548	6,649	28,242
Total costs of revenues	75,659	38,184	21,746	6,649	142,238

Gross Profit
Rental	57,638	22,024	14,633	—	94,295
Rental related services	8,895	333	2,601	—	11,829
Rental operations	66,533	22,357	17,234	—	106,124
Sales	7,024	5,534	182	4,053	16,793
Other	744	1,067	160	—	1,971
Total gross profit	74,301	28,958	17,576	4,053	124,888
Selling and administrative expenses	34,275	12,236	13,177	2,806	62,494
Income from operations	$40,026	$16,722	$4,399	$1,247	62,394
Interest expense					(4,836)
Foreign currency exchange loss					(319)
Provision for income taxes					(14,531)
Net income					$42,708

Other Information
Average rental equipment [1]	$819,212	$338,066	$314,823
Average monthly total yield [2]	1.90%	2.64%	1.46%
Average utilization [3]	78.2%	64.7%	45.9%
Average monthly rental rate [4]	2.45%	4.08%	3.18%
  Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.
MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2019
(dollar amounts in thousands)	Mobile	TRS-	Adler	Enviroplex	Consolidated
	Modular	RenTelco	Tanks
Revenues
Rental	$86,998	$49,112	$34,691	$—	$170,801
Rental related services	30,372	1,562	13,988	—	45,922
Rental operations	117,370	50,674	48,679	—	216,723
Sales	14,725	11,067	863	3,877	30,532
Other	719	1,245	228	—	2,192
Total revenues	132,814	62,986	49,770	3,877	249,447

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,877	19,684	8,126	—	38,687
Rental related services	22,655	1,313	10,532	—	34,500
Other	26,917	8,118	6,439	—	41,474
Total direct costs of rental operations	60,449	29,115	25,097	—	114,661
Costs of sales	9,500	5,379	587	2,434	17,900
Total costs of revenues	69,949	34,494	25,684	2,434	132,561

Gross Profit
Rental	49,204	21,310	20,126	—	90,640
Rental related services	7,717	249	3,456	—	11,422
Rental operations	56,921	21,559	23,582	—	102,062
Sales	5,225	5,688	276	1,443	12,632
Other	719	1,245	228	—	2,192
Total gross profit	62,865	28,492	24,086	1,443	116,886
Selling and administrative expenses	31,047	12,063	14,894	2,506	60,510
Income (loss) from operations	$31,818	$16,429	$9,192	$(1,063)	56,376
Interest expense					(6,246)
Foreign currency exchange gain					86
Provision for income taxes					(12,279)
Net income					$37,937

Other Information
Average rental equipment [1]	$782,562	$291,590	$313,032
Average monthly total yield [2]	1.85%	2.81%	1.85%
Average utilization [3]	79.1%	65.7%	57.1%
Average monthly rental rate [4]	2.34%	4.27%	3.23%
  Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity.  Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2020	2019	2020	2019	2020	2019
Net income	$22,549	$19,488	$42,708	$37,937	$101,577	$86,965
Provision for income taxes	8,076	6,477	14,531	12,279	34,571	27,822
Interest expense	2,184	3,138	4,836	6,246	10,921	12,552
Depreciation and amortization	23,801	21,987	47,663	43,087	94,052	84,774
EBITDA	56,610	51,090	109,738	99,549	241,121	212,113
Share-based compensation	1,501	1,354	3,224	2,746	6,370	5,029
Adjusted EBITDA [1]	$58,111	$52,444	$112,962	$102,295	$247,491	$217,142
Adjusted EBITDA margin [2]	42%	41%	42%	41%	42%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2020	2019	2020	2019	2020	2019
Adjusted EBITDA [1]	$58,111	$52,444	$112,962	$102,295	$247,491	$217,142
Interest paid	(2,172)	(3,382)	(5,031)	(6,210)	(11,296)	(12,685)
Income taxes paid, net of refunds received	(1,790)	(5,463)	(2,153)	(6,173)	(13,508)	(12,655)
Gain on sale of used rental equipment	(4,814)	(4,553)	(9,602)	(9,168)	(21,743)	(18,852)
Foreign currency exchange loss (gain)	(117)	(37)	319	(86)	321	27
Amortization of debt issuance cost	2	2	5	5	11	10
Change in certain assets and liabilities:
Accounts receivable, net	(106)	(1,615)	2,159	(2)	(4,149)	(15,923)
Prepaid expenses and other assets	(2,004)	(9,726)	(1,641)	(21,246)	6,075	(15,659)
Accounts payable and other liabilities	5,858	9,380	(5,311)	15,663	(3,717)	17,171
Deferred income	(1,128)	8,431	5,815	16,909	(5,956)	22,313
Net cash provided by operating activities	$51,840	$45,481	$97,522	$91,987	$193,529	$180,889

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200